Exhibit 99

Media Contact:	Sandra Taylor, Ph.D.
Linda Healan	Vice President of Marketing, Daou
Char Baxter Communications	610.594.2700
678-546-9523	sandra.taylor@daou.com
lhealan@charbaxter.com

Vincent Roach Named Daou CEO

Daou Veteran, Roach Emphasizes Business Continuity, Core Competency Focus

EXTON, Pa.—(July 19, 2004) — The Board of Directors of Daou Systems, Inc., announced today that Daniel J. Malcolm has left the Company to pursue other business interests.

Malcolm is succeeded by Vincent Roach, a 25-year healthcare IT veteran and leader of Daou’s application services unit since 1998.

“In his outstanding service as CEO since early 2003, Dan helped us achieve our goal of regaining operational soundness and delivered a year of profitability and growth,” said Larry R. Ferguson, Chairman of Daou’s Board of Directors. “We wish him well as he embarks on a new chapter in his executive career.”

Ferguson said Malcolm has a solid successor in Vince Roach. “We are confident that Vince’s track record with the company will ensure continuity as Daou moves ahead with its mission of being a dependable, trusted adviser to the healthcare industry,” Ferguson said. “Vince will continue to build value in the Daou organization and exercise his proven management skills in delivering Daou’s solutions portfolio to healthcare organizations in the payer, provider and government markets.”

Roach was named Daou’s executive vice president of commercial operations in early 2003, managing the company’s infrastructure services operations, as well as its managed care consulting and application services practice. He has led that practice since 1998, when Daou acquired the firm he founded — Technology Management, Inc. (TMI), an Indianapolis-based management consultancy. In his tenure with TMI and Daou, Roach has been involved in more than 1,500 healthcare engagements for more than 500 clients.

“I look forward to serving Daou’s customers, employees and investors as CEO,” said Roach. “And I will work hard to see that we continue as a leader not only in infrastructure and application consulting services, but also in emerging technologies, government and integration services – practice areas that offer precisely what healthcare organizations need today.”

Roach said the company made great strides in 2003 and has a solid platform on which to build a successful future. “I want to build on our known strengths, leveraging Daou’s strong market position as the know-how company,” he said. “This will mean a tight focus on what we do best, providing IT consulting expertise to healthcare organizations, helping them quickly and affordably meet their toughest IT challenges.”

About Daou

Daou Systems, Inc. (OTCBB: DAOU) provides expert consulting and management services to healthcare organizations in the design, deployment and support of IT infrastructure and application systems. Daou offers a range of comprehensive services, from mobile health and web services strategies to application implementation and support; from government and commercial integration services to best practices in Help Desk, break/fix and desktop support. Daou has provided services to more than 1,600 healthcare organizations, including leading private and public hospitals, managed care organizations on both the payer and provider sides of the market, as well as integrated healthcare delivery networks and some of the nation’s largest government healthcare entities. Daou Systems, Inc. is a publicly traded company listed on the OTC Bulletin Board under the stock symbol DAOU.

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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of Daou Systems, Inc. You should not place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Forward-looking statements usually contain the word “estimate,” “anticipate,” “hope,” “believe,” “think,” “expect,” “intend,” “plan” or similar expressions, and are subject to numerous known and unknown risks and uncertainties. In evaluating such statements, you should carefully review various risks and uncertainties identified in this report, including the matters set forth under the captions “Risk Factors” and in Daou’s other SEC filings, including those more fully set forth in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of Daou’s Form 10-K for the year ended December 31, 2003 on file with the SEC. These risks and uncertainties could cause Daou’s actual results to differ materially from those indicated in the forward-looking statements. We do not undertake any obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.